Exhibit 99.1

July 22, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by CTI Industries Corporation (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 28, 2003. We agree with the statements concerning our firm, except we are not in a position to agree or disagree with Company's statements:

      1. That effective July 22, 2003, the Company engaged Eisner, LLP as the Registrant's principal accountant.

      2. That the decision to change accountants was approved on July 22, 2003.

      3. Regarding the Company's prior engagement and/or dismissal of Grant Thornton, LLP.

Very truly yours,


/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP